Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Corporación América Airports S.A. of our report dated March 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Corporación América Airports S.A.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.

__________________________
/s/ Juan Manuel Gallego Tinto
Partner
Buenos Aires, Argentina
August 28, 2023